Exhibit 23.3

SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in this Registration Statement on Form S-3 for United States Commodity Index Funds Trust of our report dated February 28, 2019 relating to the statements of financial condition as of December 31, 2018 and 2017, including the schedules of investments as of December 31, 2018 and 2017, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2018, 2017 and 2016 of United States Commodity Index Funds Trust and its series United States Commodity Index Fund, included in the Form 10-K of United States Commodity Index Funds Trust for the year ended December 31, 2018, and to the reference to our Firm as “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Spicer Jeffries LLP

Denver, Colorado

April 24, 2019